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                                                                    Exhibit 99.1

                  ACETO CORPORATION ANNOUNCES EARNINGS GUIDANCE
                SUBSTANTIALLY HIGHER THAN PRIOR YEAR'S EARNINGS


LAKE SUCCESS, NEW YORK, DECEMBER 5, 2002 - - ACETO CORPORATION (NASDAQ: ACET), a global distributor of pharmaceuticals and specialty chemicals, announced today during the webcast of its business presentation during its annual shareholders meeting that it expects earnings for its fiscal year ending June 30, 2003 to be in excess of $1.11 per diluted share, before giving effect to any non-cash goodwill impairment charges, which represents an increase of $0.36 per diluted share and a 48% increase in earnings over the previous year. This marks the first time that the Company has provided earnings guidance.

During today's presentation, Leonard S. Schwartz, the Company's Chairman, Chief Executive Officer and President, stated that, "We expect earnings for our quarter ending December 31, 2002 to be in excess of $0.26 per diluted share, before any non-cash goodwill impairment charges relating to our sanitary supply business. This represents an increase of $0.07 in earnings per diluted share, or a 37% increase over the same period last year. While it is difficult to forecast the timing of the introduction of new products, we expect that our earnings for the quarters ending March 31, 2003 and June 30, 2003 to contribute $0.25 per diluted share per quarter without any contribution from new product introductions".

In accordance with the adoption of Statement of Financial Accounting Standards No. 142, the Company may take a non-cash goodwill impairment charge related to its sanitary supply business in the quarter ended December 31, 2002. The precise amount of the charge, if any, is not yet known. If taken, the charge could materially effect the above guidance and would be recorded as a cumulative effect of a change in accounting principle in the Company's statement of operations.

An audio replay of the presentation made earlier today by Mr. Schwartz will be available through December 19, 2002 by dialing 1-800-945-7497. An archived copy of the audio webcast will be available by clicking the link found in the article entitled "Webcast of Aceto's Business Presentation" found in the news portion of Aceto's website, WWW.ACETO.COM.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes,"

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"seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. All forward-looking statements in this news release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at HTTP://WWW.SEC.GOV.

ABOUT ACETO

Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of pharmaceutical and specialty chemicals used principally in the agricultural, color, pharmaceutical, surface coating/ink and general chemical industries. With offices in over nine countries, Aceto Corporation distributes over 1,000 chemicals in these and other fields.

For more information, please call Chairman Leonard S. Schwartz at 516-627-6000.